UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 17, 2008, The TriZetto Group, Inc. (the “Company” or “TriZetto”) issued a press release in which it announced that ISS Governance Services published a report recommending that TriZetto stockholders vote for the proposal to approve and adopt the agreement and plan of merger by and between TriZetto and TZ Holdings, L.P. (“Parent”), at the Company’s Special Meeting of Stockholders scheduled for June 30, 2008. Parent is controlled by Apax Partners, L.P. (“Apax”). BlueCross BlueShield of Tennessee, Inc. and Regence BlueCross BlueShield of Oregon, Regence BlueCross BlueShield of Utah and Regence BlueShield are providing a portion of the funding for the transaction and will be equity investors in the surviving corporation. A copy of the press release is attached hereto as Exhibit 99.1.

Important Information

The TriZetto Group filed a definitive proxy statement in connection with its 2008 Special Meeting of Stockholders with the Securities and Exchange Commission (SEC) on May 27, 2008. TriZetto stockholders are urged to read the proxy statement carefully as it contains important information regarding this vote. Proxy statements were mailed to shareholders on May 30, 2008. The proxy statement and other relevant documents filed with the SEC are also available at no cost on the SEC’s website at www.sec.gov, as well as TriZetto’s website at www.trizetto.com. Hardcopies may also be obtained free of charge from TriZetto by contacting Brad Samson, vice president investor relations at 949-719-2220. Stockholders may also contact Morrow & Co. with questions or requests for additional copies of the proxy materials by calling toll-free 800-607-0088, or by e-mail at TriZetto.info@morrowco.com.

TriZetto, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from TriZetto’s stockholders with respect to the transactions contemplated by the definitive merger agreement between Apax Partners L.P. and TriZetto. Information regarding TriZetto’s directors and executive officers is contained in TriZetto’s definitive proxy statement filed on May 27, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: June 17, 2008	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 17, 2008